UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		October 5, 2018

Genuine Parts Company
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		678.934.5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.
On October 5, 2018, Genuine Parts Company (NYSE: GPC) announced two acquisitions for its Alliance Automotive Group.
Alliance Automotive Group, the Company’s wholly-owned automotive distribution company based in London, U.K., has completed the acquisitions of two automotive businesses, U.K. based Platinum International Group Limited and TMS Motor Spares Ltd.
Platinum International Group Limited, headquartered in Manchester, England, is a leading value-added battery distributor in the automotive, industrial, marine and leisure markets, with nine U.K. locations and one location in the Netherlands. The Platinum acquisition was effective October 2, 2018, and is expected to generate estimated annual revenues of $75 million (US$).
TMS Motor Spares Ltd., headquartered in Carlisle, England, is a leading automotive parts distributor with 17 locations in Scotland and seven in England. The TMS acquisition was effective August 31, 2018, and the Company expects the acquired business to generate annual revenues of approximately $30 million (US$).
Item 8.01 Other Events.
A copy of the press release of Genuine Parts Company, dated October 5, 2018, announcing the Platinum International Group Limited and TMS Motor Spares Ltd. acquisitions are furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated October 5, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date:	October 5, 2018	By:	/s/ Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

Exhibit Index

Top of the Form

Exhibit No.	Description

99.1	Press Release dated October 5, 2018